[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 25, 2000


Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, Mississippi 39213

         Re:  Southern Farm Bureau Variable Account (File No. 333-79865)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment Number 1 to the registration statement on Form N-4 for Southern Farm Bureau Variable Account (File No. 333-79865). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: /s/ STEPHEN E. ROTH
                                               ---------------------------------
                                                 Stephen E. Roth, Esq.